FOR IMMEDIATE RELEASE
MCF Corporation Voluntarily Withdraws NYSE Arca, Inc. Listing,
Retains American Stock Exchange Listing

SAN FRANCISCO - May 23, 2007 - MCF Corporation (AMEX: MEM) today announced plans to withdraw the listing of its common stock from the NYSE Arca, Inc exchange. The voluntary delisting is expected to become effective June 14, 2007. MCF Corporation’s common stock will continue to be listed on the American Stock Exchange under the ticker symbol MEM.

MCF Corporation has decided to withdraw its listing from NYSE Arca, Inc. to streamline operations and eliminate duplicative administrative requirements and costs associated with dual listings.

MCF Corporation does not believe that withdrawing its listing from NYSE Arca, Inc. will have any impact on the liquidity of its stock.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and primary research through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC and Panel Intelligence, LLC. MCF is focused on providing a full range of specialized and integrated services to institutional investors and corporate clients.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on May 8, 2007. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 8-K filed on May 23, 2007, together with this press release, is available on our Web site by going to www.mcfco.com and clicking on “Investor Relations.”

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At the Company:
Christopher Aguilar
General Counsel
(415) 248-5634
ags@mcfco.com